UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 31, 2014

IMH Financial Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-52611	23-1537126
(Commission File Number)	(IRS Employer Identification No.)

7001 N. Scottsdale Rd., Suite # 2050 Scottsdale, Arizona	85253
(Address of Principal Executive Offices)	(Zip Code)

480-840-8400
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On December 31, 2014, IMH Financial Corporation (“IMH” or the “Company”) entered into a loan agreement with SRE Monarch Lending, LLC (“SRE Monarch”) for a non-revolving credit facility in an amount not to exceed $5.0 million (the “SRE Facility”) and, on December 31, 2014, pursuant to the Company’s promissory note delivered under the SRE Facility (the “SRE Note”), the Company drew down the full amount of the SRE Facility. The Company used the proceeds under the SRE Facility to make a scheduled payment under the Company’s senior indebtedness to NWRA Ventures I, LLC (“NW Capital Senior Loan”) as described in the Company’s Form 8-K filed on July 29, 2014. SRE Monarch is a related party of Seth Singerman, one of the Company’s directors.

The SRE Note matures on the 91st day after full repayment of the NW Capital Senior Loan, and all advanced amounts under the SRE Facility, including accrued interest and outstanding fees, are payable on the maturity date. The SRE Note bears interest at a per annum base rate of 16%, and is subject to increase in the event the SRE Note is not repaid in full on or prior to October 22, 2015. The Company paid a structuring fee of $100,000 and agreed to pay a facility use fee, facility exit fee and certain other customary fees, costs and expenses in connection with the SRE Facility. The Company expects to fully satisfy its obligations under the SRE Facility with the proceeds from a contemplated refinancing of the NW Capital Senior Loan as set forth in the SRE Facility loan agreement.

The SRE Facility contains customary affirmative and negative covenants, including covenants that limit or restrict the Company's and its subsidiaries' ability to, among other things, make new investments, incur additional indebtedness, merge or consolidate, dispose of assets, and pay dividends, in each case subject to certain exceptions. The SRE Facility also contains events of default that include, among other things, payment defaults, inaccuracy of representations and warranties, covenant defaults, certain cross defaults with respect to material indebtedness, bankruptcy and insolvency defaults, and material judgment defaults. The occurrence of an event of default could result in a default interest rate that will apply on all obligations during the existence of an event of default at a rate equal to 25.0%.

The foregoing description of the SRE Facility and SRE Note do not purport to be complete and are qualified in their entirety by reference to the Loan Agreement and Promissory Note which are filed as Exhibit 10.1 and 10.2, respectively, are incorporated by reference herein.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibits	Exhibit Description

10.1	Loan Agreement between IMH Financial Corporation and SRE Monarch Lending, LLC, dated December 31, 2014.

10.2	Promissory Note of IMH Financial Corporation, dated December 31, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  January 6, 2015

IMH FINANCIAL CORPORATION

By:	/s/ Lawrence D. Bain
Lawrence D. Bain Chief Executive Officer

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